Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom (UK) llp

22 Bishopsgate

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October 24, 2025

Alussa Energy Acquisition Corp. II
1001 S Capital of Texas Hwy
Building L, Suite 250
Austin, Texas 78746
United States of America

RE:	Alussa Energy Acquisition Corp. II Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special United States counsel to Alussa Energy Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), in connection with the initial public offering by the Company of (a) up to 28,750,000 units of the Company (the “Units”) (including up to 3,750,000 Units subject to an over-allotment option), each Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (each, a “Class A Ordinary Share”), and one-third of one redeemable warrant of the Company (each whole warrant, a “Warrant”), each Warrant exercisable for the purchase of one Class A Ordinary Share, and (b) all Class A Ordinary Shares and all Warrants to be issued as part of the Units. The Units and the Class A Ordinary Shares and Warrants, in each case, included as part of the Units, are collectively referred to herein as the “Securities.”

SKADDEN, ARPS, SLATE, MEAGHER & FLOM (UK) LLP, A LIMITED LIABILITY PARTNERSHIP REGISTERED

UNDER THE LAWS OF THE STATE OF DELAWARE, IS AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY UNDER REFERENCE NUMBER 80014.

A LIST OF THE FIRM’S PARTNERS IS OPEN TO INSPECTION AT THE ABOVE ADDRESS.

Alussa Energy Acquisition Corp. II

October 24, 2025

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statement on Form S-1 (File No. 333-290822) of the Company relating to the Securities filed on October 10, 2025 with the Securities and Exchange Commission (the “Commission”) under the Securities Act and Pre-Effective Amendment No. 1 thereto (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and Santander US Capital Markets LLC, as representative of the underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Units, filed as Exhibit 1.1 to the Registration Statement;

(c) the form of Unit certificate, filed as Exhibit 4.1 to the Registration Statement (the “Unit Certificate”);

(d) the form of Warrant certificate, filed as Exhibit 4.3 to the Registration Statement; and

(e) the form of Warrant Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation (“CST”), as warrant agent (the “Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement.

Alussa Energy Acquisition Corp. II

October 24, 2025

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (the “Opined-on Law”).

As used herein, “Transaction Documents” means the Underwriting Agreement, the Unit Certificate and the Warrant Agreement.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act:

1. When the Units are delivered by the Company in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Unit Certificate will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

2. When the Units are delivered by the Company in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Warrants included in such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following assumptions and qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and governmental orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

Alussa Energy Acquisition Corp. II

October 24, 2025

(c) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(d) the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein (the “Specified Documents”) without regard to any agreement or other document referenced in any such Specified Document (including agreements or other documents incorporated by reference or attached or annexed thereto) and without regard to any other agreement or document relating to any such Specified Document that is not a Transaction Document;

(e) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(f) we have assumed that the Warrant Agreement when executed and delivered will constitute the valid and binding obligation of CST, enforceable against CST in accordance with its terms;

(g) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(h) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any of the Units or the Warrant Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law Sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

(i) we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion;

Alussa Energy Acquisition Corp. II

October 24, 2025

(j) we do not express any opinion whether the execution or delivery of any Transaction Document by the Company or the performance by the Company of its obligations under any Transaction Document will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries; and

(k) this opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

In addition, in rendering the foregoing opinions we have also assumed that:

(a) the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(b) the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;

(c) each of the Transaction Documents has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

(d) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations under each of the Transaction Documents, including the issuance and sale of the Securities, (i) conflicts or will conflict with the Amended and Restated Memorandum and Articles of Association or any other comparable organizational document of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (d) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement), (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(e) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations under each of the Transaction Documents, including the issuance and sale of the Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Alussa Energy Acquisition Corp. II

October 24, 2025

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

DK